                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      TRANSACTION NETWORK SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          --ENTER COMPANY NAME HERE--
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

           [LOGO OF TRANSACTION NETWORK SERVICES, INC.(R) APPEARS HERE]


                      TRANSACTION NETWORK SERVICES, INC.
               1939 ROLAND CLARKE PLACE, RESTON, VIRGINIA 22091
                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 22, 1997
                             ---------------------

  The Annual Meeting of Stockholders of Transaction Network Services, Inc. (the "Company") will be held on April 22, 1997 at TNS Headquarters, 1939 Roland Clarke Place, Reston, Virginia 20191, at 2:00 p.m., local time, to consider and act upon the following matters:

  1. To elect two Class III Directors to serve for the ensuing three years.

  2. To approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1994 Stock Option Plan, as amended, from 600,000 to 1,800,000 shares.

  3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof. Stockholders of record at the close of business on February 24, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          JOHN J. MCDONNELL III, Secretary

Reston, Virginia
March 19, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                      TRANSACTION NETWORK SERVICES, INC.
                           1939 ROLAND CLARKE PLACE
                            RESTON, VIRGINIA 20191
                             ---------------------

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 22, 1997
                             ---------------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transaction Network Services, Inc. ("TNS" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, April 22, 1997 at 2:00 p.m. local time, and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Proxies submitted through the TNS Automated Proxy System also may be revoked at any time before 1:00 p.m. local time on April 22, 1997 by submitting a revocation or subsequent proxy through the TNS Automated Proxy System.

  At the close of business on February 24, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,335,142 shares of the Company's common stock (the "Common Stock"). Stockholders are entitled to one vote per share. The Company's Annual Report for 1996 is being mailed to stockholders with this Proxy Statement and the accompanying form of proxy on or about March 19, 1997.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, IS INCLUDED IN THE ANNUAL REPORT. ADDITIONAL COPIES WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO INVESTOR RELATIONS, TRANSACTION NETWORK SERVICES, INC., 1939 ROLAND CLARKE PLACE, RESTON, VIRGINIA 20191. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED AND TABULATION OF VOTES

  The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the approval of each of the other matters to be voted upon at the Annual Meeting. A majority of the shares of Common Stock outstanding is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Common Stock to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 31, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee for director, (iii) each Named Executive Officer of the Company and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. The amounts and percents shown exclude options not vesting within 60 days after January 31, 1997.

                                                       SHARES BENEFICIALLY
                                                            OWNED (1)
                                                       -----------------------
                                                         NUMBER     PERCENT
                                                       ------------ ----------
BENEFICIAL OWNER
The Kaufmann Fund, Inc.(2)............................    1,848,000     15.0%
 140 E. 45th Street
 43rd Floor
 New York, New York 10017
Jurgen Manchot(3).....................................    1,300,500     10.5
 Kraumenshausweg 3
 D 40822 Mettman
 Germany
Massachusetts Financial Services Company (4)..........      886,000      7.2
 500 Boylston Street
 Boston, Massachusetts 02116
William N. Melton (5).................................      717,500      5.8
 2086 Hunters Crest Way
 Vienna, Virginia 22182
Li Juen Melton........................................      655,305      5.3
 12521 Summer Place
 Herndon, Virginia 22070
American Express Company (6)..........................      628,500      5.1
 American Express Tower
 200 Vesey Street
 New York, New York 10285
John J. McDonnell, Jr. (7)............................      595,569      4.8
Henry R. Nichols (8)..................................      116,750        *
Brian J. Bates (9)....................................       64,328        *
John S. McCarthy (10).................................       63,608        *
David J. Walsh (11)...................................       10,883        *
Brian K. Barnum (12)..................................        7,317        *
Luther Peters III (13)................................        5,750        *
All directors and executive officers as a group (17
 persons) (14)........................................    2,886,641     23.2%

---------------------
*Represents less than 1%.

 (1) Applicable percentage ownership is based on 12,335,142 shares of Common Stock outstanding on January 31, 1997. Shares which a person (or group) has the right to acquire within 60 days after January 31, 1997 are deemed to be outstanding in calculating the percentage ownership of such person (or group), but are not deemed to be outstanding as to any other person (or group).
 (2) Based upon a Schedule 13G filed March 4, 1997.
 (3) Shares beneficially owned include 7,500 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
 (4) Based upon a Schedule 13G filed December 31, 1996, Massachusetts Financial Services Company ("MFS") retains sole voting power with respect to 775,100 of such shares and sole dispositive power with respect to 886,000 of such shares. MFS shares beneficial ownership of all 886,000 shares with certain other non-reporting entities.
 (5) Shares beneficially owned include 7,500 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
 (6) Based upon a Schedule 13G filed February 12, 1997, shares beneficially owned include 3,250 shares held of record by American Express Financial Corporation ("AEFC"), a registered investment advisor which is a subsidiary of American Express Company ("AEC"), and 625,000 shares held of record by IDS Discovery Fund, Inc. ("IDS"), a registered investment company which is advised by AEFC, respectively. IDS retains sole voting power with respect to 625,000 of such shares, and AEC and AEFC share voting power with respect to 3,250 of such shares. IDS shares dispositive power with respect to 625,000 of such shares, and AEC and AEFC each share dispositive power with respect to all 628,500 shares. AEC disclaims beneficial ownership of all such shares.
 (7) Shares beneficially owned include 375,000 shares held of record by McDonnell & Associates, L.P., 37,800 shares held of record by Mr. McDonnell's spouse and 15,000 shares issuable upon exercise of stock options within 60 days from January 31, 1997. Mr. McDonnell is the President of McDonnell Holdings, Inc., the corporate General Partner of McDonnell & Associates, L.P. and, therefore, may be deemed to beneficially own all shares held of record by McDonnell & Associates, L.P.
 (8) Shares beneficially owned include 7,500 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
 (9) Shares beneficially owned include 30,562 shares issuable upon exercise of stock options within 60 days from January 31, 1997, 52,500 shares held of record by Mr. Bates' spouse, and 7,500 shares held as custodian for Mr. Bates' two minor children. Mr. Bates disclaims beneficial ownership of all shares held of record by his spouse and by himself as custodian for his children.
(10) Shares beneficially owned include 7,500 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
(11) Shares beneficially owned include 2,400 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
(12) Shares beneficially owned include 6,750 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
(13) Shares beneficially owned include 5,750 shares issuable upon exercise of stock options within 60 days from January 31, 1997.
(14) Shares beneficially owned include 127,261 shares issuable upon exercise of stock options within 60 days from January 31, 1997.

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides that the Board of Directors is divided into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three year terms. There are currently two Class I Directors, two Class II Directors and two Class III Directors, who will serve until the Annual Meeting of Stockholders to be held in 1998, 1999 and 2000, respectively (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal). Messrs. Melton and Guidi, the current Class III Directors whose terms expire in 1997, will stand for reelection as directors of the Company. The persons named in the enclosed proxy will vote to elect Messrs. Melton and Guidi as Class III Directors, unless authority to vote for the election of such nominees is withheld by the stockholder. The proxy may not be voted for more than two directors. If a nominee is unable to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any nominee will be unable to serve. The terms of the Class III Directors elected at the Annual Meeting will expire in 2000. The following information relates to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Annual Meeting.

                                   NOMINEES

CLASS III DIRECTORS WITH TERMS TO EXPIRE IN 2000:

WILLIAM N. MELTON

  Mr. Melton, 54, has served as a director of the Company since 1990. He is President and Chief Executive Officer of CyberCash, Inc., which is a customer of the Company, and serves as a director on the boards of various technology companies, including America Online, Inc.

PAOLO L. GUIDI

  Mr. Guidi, 54, has served as a director of the Company since 1996. He is President and Chief Executive Officer of Teleglobe International Corp., a subsidiary of Teleglobe Inc., a Canadian telecommunications company. Mr. Guidi has previously served as the President and Chief Executive Officer of Sprint International and Telenet Communications Corp., as well as various management positions with GTE Corporation.

                                OTHER DIRECTORS

CLASS II DIRECTORS WITH TERMS TO EXPIRE IN 1999:

JOHN J. MCDONNELL, JR.

  Mr. McDonnell, 59, has served as President, Chief Executive Officer and a director of the Company since founding the Company in 1990. From 1987 to 1989, Mr. McDonnell served as President and Chief Executive Officer of Digital Radio Networks, Inc., a local access bypass carrier for point of sale transactions. Mr. McDonnell has previously served as Group Vice President for the Information Technologies and Telecommunications Group of the Electronic Industries Association (EIA); Vice President, International Operations and Vice President, Sales, for Tymnet, Inc. with responsibility for both private network sales and public network services; and Director of Technology and Telecommunications for the National Commission on Electronic Funds Transfer. Mr. McDonnell was one of the founding members and is currently Chairman of the Executive Committee of the Board of Directors of the Electronics Funds Transfer Association. Mr. McDonnell is also a director of Credit Management Solutions, Inc., a software development company.

JURGEN MANCHOT

  Mr. Manchot, 60, has served as a director of the Company since 1991. Mr. Manchot is a private investor. He serves as Vice Chairman of the shareholders committee of Henkel KGaA, Germany and as a member of the supervisor board of Degussa AG, Frankfurt. Mr. Manchot is a director of The Clorox Company.

CLASS I DIRECTORS WITH TERM TO EXPIRE IN 1998:

JOHN S. MCCARTHY

  Mr. McCarthy, 48, has served as a director of the Company since 1992. Since 1984, Mr. McCarthy has served as a Managing General Partner of Gateway Associates, L.P., a venture capital management firm.

HENRY R. NICHOLS

  Mr. Nichols, 41, has served as a director of the Company since 1990. Since 1988, Mr. Nichols has served as the President of Resource Leasing Corporation. Until January 1997, he also served as the President of ArJay Data Corporation, which is a customer of the Company.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, the principal functions of which are to make recommendations to the Board regarding the selection of the Company's independent accountants, to consult with the Company's independent accountants and financial and accounting staff and to review and report to the Board with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls. The Audit Committee met once during 1996. The current members of the Audit Committee are Messrs. Melton and Nichols. The Company has a standing Compensation Committee of the Board of Directors, the principal function of which is to review and make recommendations to the Board on all compensation and hiring issues relating to officers and senior staff members. The Compensation Committee also administers the Company's 1991 Stock Option Plan, 1994 Stock Option Plan and 1994 Employee Stock Purchase Plan. The Compensation Committee acted seven times by unanimous written consent during 1996. The current members of the Compensation Committee are Messrs. McCarthy and Melton. See "Report of Compensation Committee on Executive Compensation" below. The Board of Directors met five times and acted four times by unanimous written consent during 1996. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served, except for Mr. Melton, who did not attend three of the five Board meetings held during 1996.

BOARD COMPENSATION

  Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their expenses in attending Board and committee meetings. In lieu of cash compensation, the Company's 1994 Stock Option Plan provides for the automatic grant of options for the purchase of 7,500 shares of Common Stock, up to an aggregate of 37,500 shares of Common Stock, to non-employee directors upon election, re-election or appointment to the Board.

                             NON-DIRECTOR OFFICERS

  The Company's current non-director officers are as follows:

          NAME           AGE                             POSITION
          ----           ---                             --------
Luther Peters III.......  52 Senior Vice President, Technical Director
David J. Walsh..........  37 Senior Vice President, Strategic Planning
Richard Sternitzke......  37 Senior Vice President, Chief Technical Officer
Brian J. Bates..........  36 Senior Vice President and General Manager, POS Services Division
Matthew M. Mudd.........  34 Senior Vice President, Operations
Craig B. Stutzman.......  42 Vice President, Network Engineering
Scott E. Ziegler........  39 Vice President, Systems Integration
David P. O'Connor.......  36 Vice President, Marketing
Roderick W. Lyman.......  34 Vice President, Development
Elizabeth A. Crawford...  32 Vice President, Finance
John J. McDonnell III...  31 Vice President, General Counsel, Secretary and Treasurer

  Mr. Peters has served as Senior Vice President, Technical Director of the Company since 1993. From 1984 to 1993, Mr. Peters served as Senior Vice President of Systems Center, Inc., an international systems software company, where he managed the product development process from conception through commercial availability. Mr. Peters has held technical management positions at STSC, Inc., where he designed and implemented an advanced telecommunications network for the company, and Boeing Computer Services, and served as a systems programmer at TRW, Inc.

  Mr. Walsh has served as the Senior Vice President, Strategic Planning of the Company since the merger of Fortune Telecommunications, Inc. ("FTI"), a wholly owned subsidiary of the Company, into the Company in 1996. From 1991 to 1996, Mr. Walsh was President of FTI, a provider of validation and fraud control computer services to the telecommunications industry. From 1988 to 1991, Mr. Walsh was Managing Director for Maiden Lane Associates, Ltd., a merchant banking subsidiary of AmBase Corporation specializing in leveraged buy outs. Prior to 1988, Mr. Walsh was a Principal in the Mergers and Acquisitions Group of Ernst & Young, a major accounting and consulting firm.

  Mr. Sternitzke has served as Senior Vice President, Chief Technical Officer of the Company since 1996 and Vice President, Development from 1990 to 1996. During 1990, he served as Technical Project Manager at Telic Corp., which develops and markets systems software for telephone companies. From 1987 to 1990, Mr. Sternitzke served as the Director of Management Information Services at Digital Radio Networks, Inc.

  Mr. Bates has served as Senior Vice President and General Manager, POS Services Division of the Company since 1996, Vice President, Sales from 1992 to 1996, and Director of Sales from 1990 to 1992. From 1988 to 1990, Mr. Bates served as Regional Sales Manager with Digital Radio Networks, Inc. Prior to joining Digital Radio Networks, Inc., Mr. Bates served as General Business Sales Representative and Major Account Manager with U.S. Sprint. Mr. Bates is a son in law of the President and Chief Executive Officer.

  Mr. Mudd has served as Senior Vice President, Operations of the Company since 1996, Vice President, Operations of the Company from 1993 to 1996, Director of Network Operations from 1991 to 1993 and Manager of Customer Service from 1990 to 1991. From 1988 to 1990, Mr. Mudd was Media Manager for the U.S. Chamber of Commerce. Prior to that time, Mr. Mudd served with the Communications Group at Hill & Knowlton, a public relations firm. Mr. Mudd is a son-in-law of the President and Chief Executive Officer.

  Mr. Stutzman has served as Vice President, Network Engineering of the Company since 1992 and Vice President, Operations from 1990 to 1992. Prior to joining the Company, he served as Director of Systems Integration from 1987 to 1990 and as Director of Product Marketing during 1990 at Digital Radio Networks, Inc., where he was responsible for the technical integrity of that company's POS communications service. Mr. Stutzman has previously held a variety of technical and marketing positions, including international field support and installation of X.75 and X.25 gateways for public and private data networks, at BT North America and its predecessor companies during his nine-year tenure there.

  Mr. Ziegler has served as Vice President, Systems Integration of the Company since 1996, Director, Systems Integration from 1993 to 1996, and Systems Engineer from 1992 to 1993. During 1992, Mr. Ziegler served as Network Engineer at Ogden Government Systems, providing technical review of communications systems for government clients. Mr. Ziegler served as Systems Engineering Manager from 1990 to 1992, and as Project Engineer from 1988 to 1990 at Telecom Systems Integrated, where he was responsible for business development, contract management and project management for telecommunications projects. Prior to 1988, Mr. Ziegler was Project Manager at American Communications Company.

  Mr. O'Connor has served as Vice President of Marketing for the Company since January 1997, Director of Marketing from 1994 to 1997, and Project Manager from 1993 to 1994. From 1990 to 1993, Mr. O'Connor held the position of Director, Carrier Programs, for Oncor Communications. Prior to 1990, Mr. O'Connor served in various Customer Support and Project Management capacities for Cable & Wireless Communications.

  Mr. Lyman has served as Vice President, Development of the Company since 1995, Director of Telephony Systems from 1994 to 1995 and Manager of Advanced Systems from 1993 to 1994. From 1990 to 1993, Mr. Lyman was Software Engineering Manager for Universal Dynamics Corporation. From 1989 to 1990, Mr. Lyman served as Senior Software Systems Engineer at Digital Radio Networks, Inc. Prior to that time, Mr. Lyman served as Software Engineer for Universal Dynamics Corporation and Development Engineer for Hewlett Packard Company.

  Mrs. Crawford has served as Vice President, Finance of the Company since February 1997, Controller of the Company from 1993 to 1997, and as Senior Accounting Assistant from 1992 to 1993. From 1989 to 1992, she served as Director of Contracts and Finance for Analytic Operations, Inc.

  Mr. John J. McDonnell III has served as Vice President, General Counsel and Secretary of the Company since 1993 and Treasurer of the Company since February 1997. From 1992 to 1993, Mr. McDonnell was associated with the law firm of Brown & Wood, where he specialized in public offerings of debt securities. From 1991 until 1992, he was associated with the law firm of Orrick, Herrington & Sutcliffe, following his graduation from law school. Mr. McDonnell is the son of the President and Chief Executive Officer.

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and certain of its officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such directors, officers and stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that from January 1, 1996 through December 31, 1996, all filing requirements applicable to such directors, officers and stockholders were complied with except for the following: Mr. Mudd, an officer of the Company, failed to timely file one Form 4 report with respect to two sales of Common Stock in February 1996; however, such sales were subsequently reported in a Form 4 filed in May 1996. Mr. Peters, an officer of the Company, failed to timely file one Form 4 report with respect to the sale of Common Stock in March 1996; however, such sale was subsequently reported in a Form 4 filed in April 1996. Mr. Stutzman, an officer of the Company, failed to timely file one Form 4 report with respect to the gift and sale of Common Stock in March 1996; however, such gift and sale was subsequently reported in a Form 5 filed in March 1997. Mr. McCarthy, a director of the Company, failed to timely file one Form 4 report with respect to the acquisition of Common Stock in May 1996 via a distribution effected pursuant to a partnership agreement; however, such acquisition was subsequently reported in a Form 4 filed in June 1996.

                      COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation. The following table sets forth information concerning the compensation received for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers (together, the "Named Executive Officers") for the year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                              AWARDS
                                                         -----------------
                                                             LONG TERM
                               ANNUAL COMPENSATION (1)     COMPENSATION
                               ------------------------  -----------------      ALL OTHER
     NAME/POSITION        YEAR  SALARY ($)   BONUS ($)   OPTIONS (#)(2)(3) COMPENSATION (4)($)
     -------------        ---- ------------ -----------  ----------------- -------------------
John J. McDonnell, Jr...  1994  $   175,000 $   104,008          --              $2,249
 President and Chief      1995      191,346     160,403       60,000              4,498
 Executive Officer        1996      225,000     252,675       90,000              2,249
Brian K. Barnum.........  1994       87,078      17,250        9,000              2,275
 Chief Financial Officer  1995      101,240      27,063        7,500              4,550
                          1996      107,500      20,738       20,000              2,275
Brian J. Bates..........  1994      100,000      64,383          --               2,136
 Senior Vice President    1995      118,308      49,067       11,250              4,615
 and General Manager,     1996      136,000      40,473       45,000              2,375
 POS Services Division
Luther Peters III.......  1994      127,186      30,550          --               2,310
 Senior Vice President,   1995      135,615      38,812          --               4,566
 Technical Director       1996      145,943      33,150       20,000              2,375
David J. Walsh..........  1994       72,115     110,000        6,400              1,397
 Senior Vice President,   1995      162,404      43,500          --               4,620
 Strategic Planning       1996      160,000      40,300       40,000              2,375

---------------------
(1) Annual bonus compensation awarded to Mr. Bates includes sales commissions paid to Mr. Bates of $64,383, $49,067 and $40,473 in 1994, 1995 and 1996,
    respectively.

(2) The grant of options in 1996 to the individuals named in the Summary Compensation Table is conditional upon the approval by the Company's stockholders of the proposed amendment to the Company's 1994 Stock Option Plan.

(3) The options granted in 1996 to Mr. Barnum were cancelled upon the termination of Mr. Barnum's status as an employee of the Company effective February 7, 1997.

(4) Consists solely of matching contributions made during the years indicated on behalf of the individuals named in the Summary Compensation Table pursuant to the Company's 401(k) Plan. The aggregate amount of perquisites and other personal benefits, securities or property received by each Named Executive Officer was less than 10% of the total of annual salary and bonus reported for such individual and therefore is omitted from this table.

  Option Grants. The following table summarizes option grants during 1996 to the Named Executive Officers:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                                                                    VALUE
                                                                              AT ASSUMED ANNUAL
                                                                                    RATES
                                       PERCENT OF                              OF STOCK PRICE
                                      TOTAL OPTIONS                           APPRECIATION FOR
                            OPTIONS    GRANTED TO     EXERCISE                 OPTION TERM (3)
                          GRANTED (1) EMPLOYEES IN     PRICE     EXPIRATION ---------------------
       NAME                   (#)      FISCAL YEAR  ($/SHARE)(2)    DATE      5%($)      10%($)
       ----               ----------- ------------- ------------ ---------- ---------- ----------
John J. McDonnell, Jr...    90,000        13.1         $22.50    4/16/2006  $1,273,504 $3,227,323
Brian K. Barnum.........    20,000         2.9          22.50    4/16/2006     283,000    717,182
Brian J. Bates..........    44,000         6.4          22.50    4/16/2006     622,601  1,577,801
Luther Peters...........    20,000         2.9          22.50    4/16/2006     283,000    717,182
David J. Walsh..........    40,000         5.8          22.50    4/16/2006     566,001  1,434,365

---------------------
(1) All identified options were granted on April 16, 1996 and are conditional upon the approval by the Company's stockholders of the proposed amendment to the Company's 1994 Stock Option Plan. If the proposed amendment is approved, the options will be exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in the event of termination of employment.

(2) If the Company's stockholders approve the proposed amendment to the Company's 1994 Stock Option Plan, the exercise price per share of all identified options will be adjusted to reflect the fair market value of the Common Stock on the date that the amendment is approved.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock and the dates on which the options are exercised.

  Option Exercises and Year End Values. The following table sets forth information concerning option exercises and the value of unexercised stock options held as of December 31, 1996 by the Named Executive Officers.

                     AGGREGATE 1996 YEAR END OPTION VALUES

                           SHARES                                                        VALUE OF UNEXERCISED
                          ACQUIRED          NUMBER OF UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                             ON     VALUE         FISCAL YEAR END (#)                    FISCAL YEAR END (2)
                          EXERCISE REALIZED -------------------------------------    ----------------------------
       NAME                 (#)      ($)     EXERCISABLE        UNEXERCISABLE(1)     EXERCISABLE UNEXERCISABLE(1)
       ----               -------- -------- ---------------    ------------------    ----------- ----------------
John J. McDonnell, Jr...      --        --             15,000               135,000   $ 32,505       $ 97,515
Brian K. Barnum.........    7,125  $123,998             6,750                36,875     50,625         18,283
Brian J. Bates..........      --        --             30,563                52,437    308,738         18,283
Luther Peters III.......   35,500   655,728             5,750                38,750     53,860        175,631
David J. Walsh..........      900    12,825             2,400                44,800     12,600         25,200

---------------------
(1) Includes options granted on April 16, 1996 which are conditional upon the approval by the Company's stockholders of the proposed amendment to the Company's 1994 Stock Option Plan. Mr. Barnum's 36,875 options which remained unexercisable at fiscal year end were cancelled upon the termination of Mr. Barnum's status as an employee of the Company effective February 7, 1997.

(2) Calculated on the basis of the fair market value of the underlying Common Stock as of December 31, 1996 of $11.50 per share minus the aggregate exercise price.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two non-employee directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs.

OVERVIEW AND PHILOSOPHY

  The Company's executive compensation program is designed to promote the following objectives:

  . To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long term success of the Company.

  . To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

  . To align management's interests with stockholders by including long term equity incentives.

  The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Company also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

EXECUTIVE COMPENSATION PROGRAM

  The Company's executive compensation program consists of base salary, annual incentive compensation and long term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits, the Company's employee stock purchase plan, medical and 401(k) savings plans.

 Base Salary

  The base salary for the Chief Executive Officer is set by the Committee and reviewed by the full Board of Directors. In setting the annual cash compensation for the Chief Executive Officer, the Committee reviews compensation data published by various trade associations for chief executive officers at other companies in the same or similar businesses and of comparable size and success. In 1996, John J. McDonnell, Jr., the Company's President and Chief Executive Officer, received salary compensation of $225,000, which represents an increase of $33,654 from 1995. Base salaries for all other executive officers are set by the Chief Executive Officer at the time of hire and are reviewed annually by the executive's immediate supervisor with next level approval. The Chief Executive Officer attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In setting the annual cash compensation for Company executives, the Chief Executive Officer reviews compensation for comparable positions by reviewing compensation data published by various trade associations for similar companies with similar structures. In addition to external market data, salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non financial objectives. These non financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

 Annual and Long Term Incentive Compensation

  The Company's bonus program is designed to provide its key employees with cash incentives to achieve the Company's financial goals. The bonus program for the Chief Executive Officer is set each year by the Committee and reviewed by the full Board of Directors. Generally, the payment of bonus compensation to the Chief Executive Officer depends on the attainment by the Company of projected revenues and pre-tax earnings goals and is calculated as a percentage of the financial goals actually attained. In 1996, Mr. McDonnell received bonus compensation of $252,675, as compared to $160,403 in 1995 and $104,008 in 1994. For all other employees, there are two components to the Company's bonus program, the first based on Company performance and the second based on the executive's individual performance. At the beginning of each year, the Chief Executive Officer submits to the Committee recommended target annual bonus levels expressed as a percentage of salary according to level of management, which amount the executive will receive if the Company achieves its target net income for the year. The second component of the Company's bonus program will be awarded to the executive based upon the review of the executive's performance in relation to individual objectives. Cash bonuses are then paid quarterly to each executive based upon the Company's net income for the quarter and its relationship to target annual net income as well as the review of individual objectives established and measured by the executive's immediate supervisor with next level approval. Because the Company's fiscal 1996 performance did not meet all target goals, bonus targets based upon Company performance during the fourth fiscal quarter were not met and thus the first component of certain bonuses were not awarded to the Named Executive Officers. The Company's sales personnel, including Mr. Bates, receive a monthly commission based on sales bookings for the month and their relationship to targeted annual bookings.

  The Company's stock option plans are designed to promote the identity of long term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant and generally vest over a four year period in order to encourage key employees to continue in the employ of the Company. As both a reward for his performance as President and Chief Executive Officer as well as an incentive to continue to serve in these positions, Mr. McDonnell received a grant of 90,000 options during 1996. Mr. McDonnell also received an option grant of 40,000 in 1995.

 Benefits

  The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) Plan on the same basis as other full time employees of the Company. The Company's 1994 Employee Stock Purchase Plan, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1996 for any of the Named Executive Officers.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  The Company does not believe that Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Committee intends to review the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with Section 162(m).

                            COMPENSATION COMMITTEE
                            John S. McCarthy
                            William N. Melton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are William N. Melton and John S. McCarthy, both non-employee directors of the Company. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as directors of or members of the Compensation Committee.

  William N. Melton, a director of the Company, is President and Chief Executive officer of CyberCash, Inc. ("CyberCash"), which is a customer of the Company. During its last fiscal year, CyberCash made payments totalling approximately 45% of CyberCash's consolidated gross revenues for its last fiscal year for the purchase of network services from the Company. CyberCash expects to purchase services from the Company and to make payments to the Company in excess of 5% of CyberCash's gross revenues during the current fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Henry R. Nichols, a director of the Company, is the majority shareholder of ArJay Data Corporation ("ArJay"), a customer of the Company. During its last fiscal year, ArJay made payments totalling approximately 35% of ArJay's consolidated gross revenues for its last fiscal year for the purchase of network services from the Company. Mr. Nichols has executed a letter of intent for the sale of substantially all of Arjay's assets (the "Arjay Assets") as well as the assignment of the service agreement between Arjay and the Company to an unaffiliated third party. Under the terms of the sale, Mr. Nichols will continue to collect certain payments from the net profits generated by the continuing operations of the Arjay Assets by the unaffiliated third party, which entity expects to continue to purchase services from the Company and to make payments to the Company during the current fiscal year in excess of 5% of ArJay's consolidated gross revenues for its last fiscal year.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares cumulative total stockholder return on the Common Stock during the period from April 22, 1994 (the date on which the Common Stock commenced trading) through December 31, 1996 with the cumulative total return over the same period of (i) the NASDAQ Market Index and (ii) a peer group of publicly traded companies* selected by the Company for purposes of this comparison (the "Peer Group"). This graph assumes the investment of $100 at the close of trading on April 22, 1994 in the Company's Common Stock, the NASDAQ Market Index and the Peer Group and assumes reinvestment of dividends. Measurement points are at April 22, 1994, June 30, 1994, September 30, 1994, December 30, 1994, March 31, 1995, June 30, 1995, September 29, 1995, December 29, 1995, March 31, 1996, June 30, 1996, September 30, 1996, December 31,
1996.

                           COMPARATIVE TOTAL RETURNS
      TRANSACTION NETWORK SERVICES, INC., NASDAQ MARKET INDEX, PEER GROUP
              (Performance results from 4/22/94 through 12/31/96)


                          [LINE GRAPH APPEARS HERE]

-------------------------------------------------------------------------
           Transaction Network            Peer Group     NASDAQ Market
             Services, Inc.                 Index           Index

 4/22/94          100                        100            100
12/31/94          145                        114.18         101.44
12/31/95          250                        172.02         131.58
12/31/96          172.41                     214.9          163.51

-------------------------------------------------------------------------
Source: Media General Financial Services
---------------------
* The peer group includes the following companies: First Data Corporation
  (FDC), SPS Transaction Services, Inc. (PAY), Total Systems Services, Inc.
  (TSS), ENVOY Corporation (ENVY), PMT Services, Inc. (PMTS), National Data Corporation (NDC) and Concord EFS, Inc. (CEFT). The stockholder returns of each company have been weighted to reflect relative stock market capitalization.

                        PROPOSAL TO AMEND THE COMPANY'S
                            1994 STOCK OPTION PLAN

  The Company's 1994 Stock Option Plan (the "Plan") is designed to promote the identity of long term interests between the Company's employees and its stockholders and to assist in the retention of executives. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant and generally vest over a four-year period in order to encourage key employees to continue in the employ of the Company. As of April 1996, the number of options available for grant under the Plan had decreased to less than 158,700 shares. In order to allow the Company to continue to recruit and retain qualified personnel through this form of equity compensation, the Company's Board of Directors has authorized an increase in the number of shares available for grant under the Plan from 600,000 to 1,800,000 shares. To become effective, this proposed amendment requires approval by the Company's stockholders.

PROPOSED AMENDMENT

  The Plan was amended by action of the Company's Board of Directors on April 16, 1996 by replacing paragraph(a)of Section 6 of the Plan with a new paragraph (a) as follows:

    (a) The stock subject to the Options shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall be one million two hundred thousand (1,200,000) shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 7(i) hereof.

  Pursuant to the subsequent 3-for-2 stock split of the Company's outstanding shares of its Common Stock effective May 10, 1996, the aggregate number of shares authorized for grant under the Plan will automatically be adjusted under Section 7(i) of the Plan to 1,800,000 upon approval of this proposed amendment by the Company's stockholders.

OPTION PLAN DESCRIPTION

  The Plan provides for the grant of stock options to officers, directors and key employees of the Company. Under the Plan, the Company may grant options that are intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to qualify as incentive stock options ("Non-Qualified Options"). The option price with respect to ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option. However, in the case of an ISO granted to a person owning over 10% of the Common Stock, the option price may not be less than 110% of such fair market value. The option price of Non-Qualified Options may not be less than 50% of such fair market value. The aggregate fair market value (determined at the time of grant) of the Common Stock subject to ISOs granted to any one person which first become exercisable in any calendar year may not exceed $100,000. On March 13, 1997, the closing price of the Common Stock was $11.13. ISOs are exercisable over the exercise period specified by the Stock Option Committee (the "Committee") in the option agreement, but in no event may such period exceed ten years from the date of grant; provided, however, that in the case of an ISO granted to any person owning over 10% of the Common Stock, the exercise period may not exceed five years from the date of grant. Non-Qualified Options are exercisable over a period of up to eleven years from the date of grant. Options granted under the

Plan are generally nontransferable and, with certain exceptions in the event of death or disability of the optionee, options granted under the Plan generally terminate thirty days after termination of an optionee's employment with the Company or an affiliate. The Plan is administered by the Committee, consisting of not less than two members of the Board who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Currently, the Committee is comprised of the two members of the Compensation Committee. Subject to the provisions of the Plan, the Committee has the authority to designate the persons to whom options are granted and the terms of each option, including the number of shares of Common Stock to be covered by the option, when the option becomes exercisable, the option exercise price and the duration of the option. The Board of Directors may at any time amend or terminate the Plan except that no such amendment may be made without the approval of the holders of a majority of the outstanding Common Stock, if such amendment would (i) materially increase the benefits which may be issued under such plan, (ii) materially increase the number of shares which may be issued under such plan or (iii) materially modify the requirements as to eligibility for participation under such plan. The Plan was drafted to obtain the benefits of the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3. Section 16(b) of the Exchange Act provides, among other things, that a director or officer of a corporation who purchases and sells the stock of the corporation within a six month period is liable to the corporation for the difference between the purchase price and the sale price. Rule 16b-3 promulgated under the Exchange Act provides that the acquisition of a stock option and the exercise of such option by a director or officer of a corporation pursuant to a stock option plan which meets certain requirements does not constitute a transaction subject to
Section 16(b) of the Exchange Act. The Company has filed a registration statement under the Securities Act of 1933 covering the shares of Common Stock reserved for issuance under the Plan.

  The following table sets forth information concerning options granted pursuant to the Plan subsequent to the Board approval of the proposed amendment in April 1996 and which will become effective upon stockholder approval of the proposed amendment.

                 OPTIONS GRANTED UNDER PROPOSED PLAN AMENDMENT

                                                      1994 STOCK OPTION PLAN
NAME AND POSITION                                    NUMBER OF OPTIONS GRANTED
-----------------                                    -------------------------
John J. McDonnell, Jr., President and Chief
 Executive Officer..................................           90,000
Brian J. Bates, Senior Vice President and General
 Manager, POS Services Division.....................           44,000
Luther Peters III, Senior Vice President, Technical
 Director...........................................           20,000
David J. Walsh, Senior Vice President, Strategic
 Planning...........................................           40,000
Executive Officers as a group.......................          408,000
Non-Executive Officer Employees as a group..........          242,200

  The following is a summary of the federal income tax consequences relating to options granted under the Plan:

  ISOs. Under the Code, an optionee will not recognize income at the time of grant of an ISO or the subsequent purchase of the shares pursuant to the exercise of such ISO. The amount by which the fair market value of the shares purchased at the time of exercise exceeds the option price will constitute an item of tax preference and may be potentially subject to the alternative minimum tax. If the employee makes no disposition of the shares purchased on exercise of an ISO within two years from the date of grant and within one year from the date of exercise of the option, upon a subsequent sale of shares the employee will recognize a long-term capital gain or loss equal to the difference between the amount realized on the disposition of such shares and his option exercise price. If an employee disposes of shares purchased through the exercise of an ISO within the foregoing two or one year periods, the transaction will be treated as a disqualifying disposition and the employee will be required to include in his gross income as compensation for the taxable year in which the disposition occurs, the amount by which the fair market value of the shares on the date the option was exercised by the employee (or the amount realized upon disposition, if that amount is less than the fair market value on the date of exercise) exceeds the option exercise price. In addition, upon a sale within either period, the employee will recognize a capital gain or loss equal to the difference between (a) the sum of the exercise price he paid (or if the exercise price is paid in whole or in part by the transfer of shares previously owned by the employee, the amount of money plus the adjusted basis of such previously owned stock) and any amount he is required to include in his gross income in accordance with the preceding sentence and (b) the amount realized on the sale. The Company will be entitled to a deduction for compensation with respect to an ISO only if and to the extent that the employee recognizes ordinary income from a disqualifying disposition of shares received upon the exercise of such ISO.

  Non-Qualified Options. The grant of Non-Qualified Options will have no immediate tax consequences to the Company or the optionee. If shares received on the exercise of a Non-Qualified Option are not subject to a substantial risk of forfeiture, the optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. It is not contemplated that the Company will, upon the exercise of a Non-Qualified Option, issue or deliver shares that are subject to a substantial risk of forfeiture, except as noted in the next paragraph. Shares received on the exercise of a Non-Qualified Option will be treated as subject to a substantial risk of forfeiture for up to a six month period if the sale of the shares at a profit during such six months could subject the optionee to suit under Section 16(b) of the Exchange Act. Under these circumstances, however, the optionee has a right to elect, within a 30-day period from the date of transfer of the shares, to include in his taxable income for the taxable year of exercise an amount equal to the excess of the fair market value of such shares at the time of the exercise over the exercise price. If the optionee does not make the preceding election, the optionee will recognize ordinary income upon the expiration of the above-referenced six month period. The amount of such income will be equal to the excess of the fair market value of the shares at that time over the exercise price, and the holding period for determining whether any capital gain or loss on the subsequent sale or exchange of the shares is long-term or short-term capital gain or loss will commence at that time. Where ordinary income is recognized by an optionee as described above in connection with shares received on the exercise of a Non-Qualified Option, the Company will be entitled to a deduction in the amount of ordinary income so recognized by the optionee. The Plan requires the employee to pay or make arrangements acceptable to the Committee regarding withholding taxes due upon exercise of a Non-Qualified Option. With the Committee's approval, the optionee may make such payment in whole or in part by surrendering shares of Common Stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSAL.

                        PROPOSAL TO RATIFY SELECTION OF
                            INDEPENDENT ACCOUNTANTS

  The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants since 1992. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Reston, Virginia, not later than November 15, 1997, for inclusion in the proxy statement for that meeting.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out of pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          JOHN J. MCDONNELL III, Secretary

March 19, 1997

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY PURSUANT TO THE ENCLOSED INSTRUCTIONS. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED THEIR PROXIES.

                                                                      1299-PS-97

TNS is offering this interactive proxy voting system to its shareholders as an alternative to traditional proxy cards. It also gives us an opportunity to demonstrate one of our technology applications to our shareholders.

From a touch-tone phone, just dial 1-800-867-9084. You'll be connected to the TNS proxy voting system. A voice prompt will guide you through the voting process. YOU'LL NEED TO ENTER YOUR SOCIAL SECURITY OR TAX I.D. NUMBER,
FOLLOWED BY THE FOUR HIGHLIGHTED DIGITS OF THE ACCOUNT NUMBER LOCATED JUST BELOW THE PERFORATION ABOVE, SO PLEASE HAVE THIS INFORMATION AVAILABLE BEFORE YOU PLACE YOUR CALL.

                If you make a mistake or wish to change your vote, just press the star key (*) at any time. You'll be returned to the beginning of the prompt and you may start over again.

                If you need further instructions or have any questions, please contact Karen Kazmark, Director of Investor Relations, by calling (703) 453-8406 from 9 a.m. to 6 p.m. EST, Monday through Friday.

                We're proud to be able to bring this voting option to you through TNS technology. Thank you for your vote.


                                  DETACH HERE

                      TRANSACTION NETWORK SERVICES, INC.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The stockholder and recipient of the enclosed TNS 1996 Proxy Voting Card (the "Card Recipient"), having received the Notice of the Annual Meeting and the Board of Directors' Proxy Statement, hereby appoint(s) John J. McDonnell, Jr. and John J. McDonnell III, and each of them, proxies (the "Proxies") of the Card Recipient (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of Transaction Network Services, Inc. that the Card Recipient would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, and especially to vote on the matters set forth below.

        This Proxy, when properly executed through the Automated Voice Response System, will be voted in the manner specified by the Card Recipient therein. If any nominee is not available to serve, this Proxy may be voted for a substitute or for a lesser number of Directors.

        If you wish to vote in accordance with the Board of Directors' recommendations, please answer in the affirmative at the appropriate voice prompt.

        There are three proposals on which shareholders will vote.

        1. The election of two Class III Directors to serve for the ensuing three years. The nominees are William N. Melton and Paolo L. Guidi.

        2. The approval of an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1994 Stock Option Plan, as amended, from 600,000 to 1,800,000 shares.

        3. The ratification of the selection by the Board of Directors of Arthur Andersen & Co. LLP as the Company's independent accountants for the current fiscal year.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

1. The election of two Class III Directors to serve for the ensuing three years.

   NOMINEES: William N. Melton and Paolo L. Guidi.
        FOR       WITHHOLD
        [ ]          [ ]

[ ]
   ---------------------------------------
   For both nominees except as noted above
                                                    FOR   AGAINST   ABSTAIN
2. The approval of an increase in the               [ ]     [ ]       [ ]
   aggregate number of shares of Common
   Stock authorized for issuance under
   the Company's 1994 Stock Option Plan,
   as amended, from 600,000 to 1,800,000 shares.
                                                    FOR   AGAINST   ABSTAIN
3. The ratification of the selection by the         [ ]     [ ]       [ ]
   Board of Directors of Arthur Andersen & Co. LLP as the Company's independent accountants for the current fiscal year.

In their discretion the Proxies are authorized to
vote upon such other business as may properly
come before the Meeting.                                MARK HERE    [ ]
                                                        FOR ADDRESS
                                                        CHANGE AND
                                                        NOTE AT LEFT


SIGNATURE:                                     DATE:
          ---------------------------------         ------------------------
SIGNATURE:                                     DATE:
          ---------------------------------         ------------------------

                      TRANSACTION NETWORK SERVICES, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                APRIL 22, 1997

         The Undersigned, having received the Notice of Annual Meeting and the Board of Directors' Proxy Statement, hereby appoint(s) John J. McDonnell, Jr. and John J. McDonnell, III, and each of them, proxies of the undersigned
P (with full power of substitution) to attend the above Annual Meeting and all R adjournments thereof (the "Meeting") and there to vote all shares of Common
O Stock of Transaction Network Services, Inc. that the undersigned would be X entitled to vote, if personally present, in regard to all matters which may Y come before the Meeting, and especially to vote on the matters set forth on the reverse side.

         This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the proxies intend to vote for all of the nominees. If any nominee is not available to serve, this Proxy may be voted for a substitute or for a lesser number of Directors.

   SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


                                                                -----------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
                                                                    SIDE
                                                                -----------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

1. The election of two Class III Directors to serve for the ensuing three years.

   NOMINEES: William N. Melton and Paolo L. Guidi.
        FOR       WITHHOLD
        [ ]          [ ]

[ ]
   ---------------------------------------
   For both nominees except as noted above
                                                    FOR   AGAINST   ABSTAIN
2. The approval of an increase in the               [ ]     [ ]       [ ]
   aggregate number of shares of Common
   Stock authorized for issuance under
   the Company's 1994 Stock Option Plan,
   as amended, from 600,000 to 1,800,000 shares.
                                                    FOR   AGAINST   ABSTAIN
3. The ratification of the selection by the         [ ]     [ ]       [ ]
   Board of Directors of Arthur Andersen & Co. LLP as the Company's independent accountants for the current fiscal year.

In their discretion the Proxies are authorized to
vote upon such other business as may properly
come before the Meeting.                                MARK HERE    [ ]
                                                        FOR ADDRESS
                                                        CHANGE AND
                                                        NOTE AT LEFT


SIGNATURE:                                     DATE:
          ---------------------------------         ------------------------
SIGNATURE:                                     DATE:
          ---------------------------------         ------------------------